                                                                  EXHIBIT 3.1 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                            CHM HOLDING CORPORATION

     CHM Holding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: The Corporation has not received any payment for any of its stock.

          SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolutions was adopted by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law:

             RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FIRST in its entirety and inserting in its place the following new Article FIRST which shall read in full as follows:

           "FIRST. The name of the Corporation is Coram Healthcare Corporation."

             RESOLVED, that the Certificate of Incorporation be amended by deleting Article FOURTH, Section A, in its entirety and inserting in its place the following new Article FOURTH, Section A which shall read in full as follows:

           "FOURTH. A. AUTHORIZED CAPITAL STOCK. The total number of shares that the Corporation shall have authority to issue shall be 85,000,000 shares, of which 75,000,000 shares shall be Common Stock, $.001 par value, and 10,000,000 shares shall be Preferred Stock, $.001 par value."

             RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FIFTH, Section A, in its entirety and inserting in its place the following new Article FIFTH, Section A which shall read in full as follows:

           "FIFTH. A. NUMBER, ELECTION AND TERMS OF DIRECTORS. The business of the Corporation shall be managed by a Board of Directors. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. With the exception of the first Board of Directors, which shall be elected by the incorporator(s), and except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the right of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be elected each year at the stockholders' annual meeting. Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified."

                                      (29)

     IN WITNESS WHEREOF, CHM Holding Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 11th day of May, 1994.

                                          CHM HOLDING CORPORATION

                                          By:      /s/  JAMES M. SWEENEY
                                              --------------------------------
                                               James M. Sweeney, Chairman and
                                                  Chief Executive Officer

ATTEST:

        /s/  KEVIN M. HIGGINS
- -------------------------------------
     Kevin M. Higgins, Secretary

                                      (30)

                          CERTIFICATE OF INCORPORATION
                                       OF
                            CHM HOLDING CORPORATION

                                     FIRST

     The name of the Corporation is CHM Holding Corporation.

                                     SECOND

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that office is The Corporation Trust Company.

                                     THIRD

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as presently in effect or as it may hereafter be amended.

                                     FOURTH

     A. AUTHORIZED CAPITAL STOCK. The total number of shares which the Corporation shall have the authority to issue shall be 60,000,000 shares, of which 50,000,000 shares shall be Common Stock, $.001 par value, and 10,000,000 shares shall be Preferred Stock, $.001 par value.

     B. COMMON STOCK. The Board of Directors is hereby authorized to cause shares of Common Stock to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of the Common Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the Corporation to capital or capital surplus.

     Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Subject to any special voting rights of the holders of Preferred Stock fixed by or pursuant to the provisions of Paragraph C of this Article Fourth, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

     No holder of shares of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

     After the requirements with respect to preferential dividends on Preferred Stock (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth) and subject further to any other conditions which may be fixed by or pursuant to the provisions of Paragraph C of this Article Fourth, then, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors, ratably in proportion to the number of shares of Common Stock held by each such holder.

     After distribution in full of the preferential amount (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

                                      (31)

     C. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have the authority to the fullest extent permitted under the General Corporation Law of Delaware to fix by resolution from time to time the designation of one or more classes or series of Preferred Stock and the voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof and to fix or alter the number of shares comprising any such class or series subject to the requirements of the Delaware General Corporation Law. The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

          1. The distinctive designation of such class or series, and the number of shares to constitute such class or series;

          2. The rate and times at which, dividends, if any, on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, whether the shares of such class or series shall be entitled to any participating or other dividends at the rate so determined, and if so, on what terms, and the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock;

          3. The right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          4. The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

          5. The terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          6. The obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

          7. The voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock; and

          8. Limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

          9. Such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

D.  OTHER PROVISIONS

     1. The relative powers, preferences, and rights of each series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph C of this Article Fourth, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein

                                      (32)
fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

     2. Subject to the provisions of Section 1 of this Paragraph D, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     3. Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     4. No holder of any of the shares of any class or series of shares or securities convertible into such shares of any class or series of shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares or of other securities of the Corporation shall have any preemptive right to purchase, acquire, subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificate of indebtedness, debenture or other securities convertible into or exchangeable for shares of any class or series, or carrying any right to purchase or acquire shares of any class or series, but any such unissued shares, additional authorized issue of shares of any class or series of shares or securities convertible into or exchangeable for shares, or carrying any right to purchase or acquire shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     5. The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof or to reclassify the same and to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon stockholders in this Certificate of Incorporation or any amendment thereto, are granted subject to this reservation.

                                     FIFTH

     A. NUMBER, ELECTION AND TERMS OF DIRECTORS. The business of the Corporation shall be managed by a Board of Directors. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. Except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation. One class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1996, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, with each member of each class to hold office until a successor is elected and qualified. At each annual meeting of stockholders of the Corporation and except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term of three years.

     B. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS. Advance notice of stockholder nominations for the election of directors, and advance notice of business to be brought by stockholders before an annual meeting of stockholders, shall be given in the manner provided in the By-Laws of the Corporation.

     C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise required by law and except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof

                                      (33)
relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances: (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause
(i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified; and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     D. REMOVAL. Except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally, voting together as a single class. Whenever in this Article Fifth or in Article Sixth hereof or in Article Seventh hereof, the phrase, "the then outstanding shares of the Corporation's stock entitled to vote generally" is used, such phrase shall mean each then outstanding share of any class or series of the Corporation's stock that is entitled to vote generally in the election of the Corporation's directors.

     E. AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article Fifth or of any other Article hereof or of the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article Fifth, any other Article hereof, or the By-Laws of the Corporation), the provisions of this Article Fifth may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally, voting together as a single class.

                                     SIXTH

     Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware.

     Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Chairman on his or her own initiative, the Chief Executive Officer (if different from the Chairman) on his or her own initiative or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Sixth.

                                    SEVENTH

     The Board of Directors shall have power to adopt, amend and repeal the By-Laws of the Corporation to the maximum extent permitted from time to time by Delaware law; provided, however, that any By-Laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the holders of at least a majority of the combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally, voting together as a single class, except that, and notwithstanding any other provisions of this Article Seventh or any other Article hereof or of the By-

                                      (34)

Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article Seventh, any other Article hereof or the By-Laws of the Corporation), the provisions of Article II, Sections 5 or 11 of the By-Laws, those of Article III, Sections 1, 3 and 4 of the By-Laws and the rights of the directors and officers of the Corporation with respect to indemnification under Article IX of the By-Laws may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally, voting together as a single class (except that rights of directors or officers of the Corporation with respect to indemnification under Article IX may be enlarged by such lesser vote as may otherwise be required if enlargement of such indemnification rights is permitted by applicable law). Notwithstanding any other provisions of this Article Seventh or of any other Article hereof or of the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article Seventh, any other Article hereof or the By-Laws of the Corporation), the provisions of this Article Seventh may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power or the then outstanding shares of the Corporation's stock entitled to vote generally, voting together as a single class.

                                     EIGHTH

     A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

                                     NINTH

     RIGHT OF INDEMNIFICATION. The Corporation may, to the fullest extent to which it is empowered to do so by the General Corporation Law of the State of Delaware or any other applicable laws, as they may from time to time be in effect, indemnity any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts incurred by him or her in connection with such action, suit or proceeding.

                                     TENTH

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      (35)

                                    ELEVENTH

     Election of directors need not be by written ballot.

                                    TWELFTH

     The name and mailing address of the incorporator is:

                       Stephen M. Gatlin
                       Gardner, Carton & Douglas
                       321 North Clark, Suite 3400
                       Chicago, Illinois 60610-4795

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of November, 1993.

                                                /s/  STEPHEN M. GATLIN
                                              --------------------------
                                                     Stephen M. Gatlin

                                      (36)